                                  COMCAST (R)
                                  CORPORATION

                                      LOGO

                              1500 MARKET STREET
                    PHILADELPHIA, PENNSYLVANIA 19102-2148
                                    ------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JUNE 21, 1995
                                    ------

   The Annual Meeting of Shareholders of Comcast Corporation (the "Company") will be held on Wednesday, June 21, 1995 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania, for the following purposes:

     1. To elect ten directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified.

     2. To consider a proposal to amend the Company's Articles of Incorporation to provide that amendments of such Articles of Incorporation may be adopted by a majority of the votes cast by the holders of the class or classes of shares entitled to vote thereon.

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1995 fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The close of business on May 4, 1995 has been fixed as the record date for the meeting. All shareholders of record at that time are entitled to notice of, and all such holders of Class A Common Stock and Class B Common Stock (and, in addition, with respect to the proposal to amend the Company's Articles of Incorporation, all such holders of Class A Special Common Stock) are entitled to vote at, the meeting and any adjournment or postponement thereof. In the event that the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

   All shareholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Class A Common Stock or Class A Special Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's Annual Report is also enclosed.

                                          STANLEY WANG
                                           Secretary

May 19, 1995

                                  COMCAST (R)
                                  CORPORATION

                                      LOGO

                              1500 MARKET STREET
                    PHILADELPHIA, PENNSYLVANIA 19102-2148


                                    ------
                               PROXY STATEMENT
                                    ------

   The enclosed proxy is solicited by the Board of Directors of Comcast Corporation (the "Company"), a Pennsylvania corporation, for use at the Annual Meeting of Shareholders (the "meeting") to be held on Wednesday, June 21, 1995 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are being mailed to shareholders on or about May 19, 1995.

   The Board of Directors does not intend to bring any matters before the meeting other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

   When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" each of the nominees for the Board of Directors in the election of directors and "FOR" each of the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS


   At the close of business on May 4, 1995, the record date, the Company had outstanding [39,046,451] shares of Class A Common Stock, par value $1.00 per share, [8,786,250] shares of Class B Common Stock, par value $1.00 per share, and [191,811,872] shares of Class A Special Common Stock, par value $1.00 per share.


   On each matter voted upon at the meeting and any adjournment or postponement thereof, the Class A Common Stock and Class B Common Stock will vote together and each record holder of Class A Common Stock will be entitled to one vote per share and each record holder of Class B Common Stock will be entitled to fifteen votes per share, except that with respect to the proposal to amend the Company's Articles of Incorporation the Class A Common Stock and Class B Common Stock will vote as separate classes. Holders of Class A Special Common Stock shall be entitled to vote at the meeting only as a separate class with respect to the proposal to amend the Company's Articles of Incorporation, with one vote per share. References to voting classes of the Company's Common Stock herein shall not include the Class A Special Common Stock. In the election of directors, Class A Common Stock and Class B Common Stock shareholders shall not have cumulative voting rights.

   The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which shareholders (or a class thereof) are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum as to each such matter. In the event that the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

   In the election of directors, the ten nominees receiving a plurality of the votes cast at the meeting shall be elected. Approval of the proposal to amend the Company's Articles of Incorporation requires the separate affirmative votes of the holders of each of the Class A Common Stock, Class A Special Common Stock, and Class B Common Stock entitled to cast a majority of the votes which all holders of such class are entitled to cast. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

   The holder of all of the Class B Common Stock has indicated that it will vote its shares "FOR" each of the nominees for director listed below and "FOR" each of the other proposals submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement. Consequently, the election of each of the nominees for director listed below and approval of each of the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement, other than the proposal to amend the Company's Articles of Incorporation, are assured, and the approval by the Class B Common Stock, as a separate class, of the proposal to amend the Company's Articles of Incorporation is assured.

PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding the holdings of each shareholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of more than 5% of any voting class of the Company's Common Stock at the close of business on February 28, 1995. So far as is known to the Company, the persons named in the table below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


                                                          Amount         Percent
       Title of             Name and Address of        Beneficially         of
     Voting Class            Beneficial Owner              Owned          Class
- --------------------   ---------------------------   ---------------    ---------
Class A Common Stock   Ralph J. Roberts                  2,197,319(1)(2)    5.6%
                       1500 Market Street
                       Philadelphia, PA 19102-2148


                       The Capital Group, Inc.           3,115,500(3)       8.0%
                       333 South Hope Street
                       Los Angeles, CA 90071

                       American Express                  2,224,500(4)       5.7%
                       Financial Advisors, Inc.
                       IDS Tower 10
                       Minneapolis, MN 55440

Class B Common Stock   Ralph J. Roberts                  9,090,000(2)     100.0%
                       1500 Market Street
                       Philadelphia, PA 19102-2148

- ------


(1) At February 28, 1995, Sural Corporation ("Sural"), a Delaware corporation, owned 1,845,037 shares of Class A Common Stock. Mr. Roberts, Chairman of the Board of Directors of the Company, and members of his family own all of the voting securities of Sural. Pursuant to Rule 13d-3 of the Exchange Act, Mr. Roberts is deemed to be the beneficial owner of the shares of Class A Common Stock owned by Sural. Also includes 319,070 shares owned directly by Mr. Roberts and 33,212 shares owned by a charitable foundation of which Mr. Roberts and his wife are trustees and as to which shares he disclaims beneficial ownership. See also the last sentence of note (2) below.

(2) At February 28, 1995, Sural was the sole owner of the Company's Class B Common Stock. Pursuant to Rule 13d-3 of the Exchange Act, Mr. Roberts is deemed to be the beneficial owner of the shares of Class B Common Stock owned by Sural. In addition to the shares owned by Sural, Mr. Roberts has options to purchase 658,125 shares of Class B Common Stock, of which 303,750 options are currently exercisable or are exercisable within 60 days of February 28, 1995. Since each share of Class B Common Stock is entitled to fifteen votes, the shares of Class A Common Stock and Class B Common Stock owned by Sural constitute approximately 78% of the voting power of the two classes of the Company's voting Common Stock combined (79% if all other shares of Class A Common Stock which Mr. Roberts is deemed to beneficially own and his shares underlying options to purchase Class B Common Stock currently exercisable or exercisable within 60 days of February 28, 1995 are included). The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock or Class A Special Common Stock. If Sural and Mr. Roberts were to convert the Class B Common Stock which they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 11,287,319 shares of Class A Common Stock (approximately 23.5% of the Class A Common Stock).

(3) The information contained in this table with respect to The Capital Group, Inc. ("TCG") is based upon a joint filing made on Schedule 13G by TCG and its wholly owned subsidiary, Capital Research and Management Company ("Capital Research"), setting forth information as of December 31, 1994. Based upon such filing, 2,580,000 of these shares are beneficially owned by Capital Research.

(4) The information contained in this table with respect to American Express Financial Advisors, Inc. ("AEFA", formerly IDS Financial Corporation) is based upon a joint filing made on Schedule 13G by AEFA and its parent corporation, American Express Company, setting forth information as of December 31, 1994. The Schedule 13G indicates that AEFA has shared dispositive power as to 2,224,500 shares and shared voting power as to 1,450,000 shares.


SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information regarding the Class A Common Stock (one vote per share) and Class A Special Common Stock (generally non-voting) beneficially owned by each director and nominee for director of the Company, by Mr. Ralph J. Roberts, the Company's Chief Executive Officer, and by each of the Company's other four most highly compensated executive officers during 1994 and by all directors and executive officers of the Company as a group, at the close of business on February 28, 1995. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.



                                    Amount Beneficially Owned(2)            Percent of Class(2)
                           ---------------------------------------------   ----------------------
                                                         Class A                         Class A
Name of Beneficial Owner         Class A                 Special             Class A     Special
- ------------------------   ------------------   -----------------------     ---------    ---------
Daniel Aaron  ...........         204,947                 688,722              (3)         (3)
John R. Alchin  .........           -                      94,343              (3)         (3)
Gustave G. Amsterdam  ...          32,625                 130,218              (3)         (3)
Sheldon M. Bonovitz  ....          17,705(4)              315,063(5)           (3)         (3)
Julian A. Brodsky  ......         277,848(6)            1,380,632              (3)         (3)
Joseph L. Castle, II  ...             375                  29,497              (3)         (3)
Brian L. Roberts  .......           5,733(7)              172,563(8)           (3)         (3)
Ralph J. Roberts(1)  ....       2,197,319(9)            9,971,081(10)          5.6%        5.1%
Lawrence S. Smith  ......           -                     163,112(11)          (3)         (3)
Bernard C. Watson  ......           -                      19,500              (3)         (3)
Irving A. Wechsler  .....         122,763                 507,592              (3)         (3)
Anne Wexler  ............           -                      20,250              (3)         (3)
All directors and
  executive officers
  as a group (13 persons)       2,886,346(4)(6)(7)(9)  13,622,274(5)(8)(10)    7.4%        6.9%
                                                                 (11)


- ------
(1) Pursuant to Rule 13d-3 of the Exchange Act, Mr. Roberts is also deemed to be the beneficial owner of 100% of the outstanding shares of the Company's Class B Common Stock owned by Sural. See notes (1) and (2) to the table under the caption "Principal Shareholders."

(2) With respect to each beneficial owner, the shares issuable upon exercise of his or her currently exercisable options and options exercisable within 60 days of February 28, 1995 are deemed to be outstanding for the purpose of computing the percentage of the class of Common Stock owned. Includes the following shares of Class A Common Stock and Class A Special Common Stock, respectively, for which the named individuals, and all directors and executive officers as a group, hold currently exercisable options or options exercisable within 60 days of February 28, 1995: Mr. Aaron, none and 3,000 shares; Mr. Alchin, none and 60,306 shares; Mr. Amsterdam, none and 27,000 shares; Mr. Bonovitz, none and 27,000 shares; Mr. Brodsky, 25,313 and 437,133 shares; Mr. Castle, none and 27,000 shares; Mr. Brian L. Roberts, 3,848 and 90,967 shares; Mr. Ralph J. Roberts, none and 3,647,244 shares; Mr. Smith, none and 125,975 shares; Mr. Watson, none and 19,500 shares; Mr. Wechsler, none and 3,000 shares; Ms. Wexler, none and 19,500 shares; and all directors and executive officers as a group, 33,706 and 4,558,361 shares.

(3)  Less than one percent of the applicable class.

(4) Includes 5,486 shares of Class A Common Stock held in trust or as a custodian for his children, 6,425 shares owned by his wife, and 2,636 shares held by him as trustee for a testamentary trust, as to all of which shares he disclaims beneficial ownership.


(5) Includes 17,189 shares of Class A Special Common Stock held in trust or as a custodian for his children, 23,544 shares owned by his wife, 214,946 shares held by him as trustee for a testamentary trust, and 6,738 shares owned by a charitable foundation of which his wife is a trustee, as to all of which shares he disclaims beneficial ownership.

(6) Includes 50,000 shares of Class A Common Stock owned by a charitable foundation of which he and members of his family are directors and officers, as to which shares he disclaims beneficial ownership.

(7) Includes 1,356 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.

(8) Includes 678 shares of Class A Special Common Stock owned by his wife and 23,541 shares owned by a charitable foundation of which he and his wife are directors and officers, as to all of which shares he disclaims beneficial ownership.

(9) Includes 1,845,037 shares of Class A Common Stock owned by Sural and 33,212 shares owned by a charitable foundation of which he and his wife are trustees and as to which shares he disclaims beneficial ownership. See note
     (1) to the table under the caption "Principal Shareholders."

(10) Includes 5,315,772 shares of Class A Special Common Stock owned by Sural and 76,005 shares owned by a charitable foundation of which he and his wife are trustees and as to which shares he disclaims beneficial ownership.

(11) Includes 9,033 shares of Class A Special Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.


     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period January 1, 1994 through December 31, 1994 were made on a timely basis.

                           MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth, for the Company's last three fiscal years, certain information concerning the annual and long-term compensation paid to or for the Chief Executive Officer and each of the Company's other four most highly compensated executive officers:

                                                 Annual Compensation                     Long-Term Compensation
                                                                                                 Awards
                                ---------------------------------------------------   ----------------------------
                                                                                                       Number of
                                                                      Other Annual      Restricted    Securities       All Other
                                                          Bonus       Compensation        Stock       Underlying    Compensation
Name and Principal Position       Year    Salary ($)     ($)(1)           ($)          Awards($)(4)  Options(#)(5)       ($)(6)
- -----------------------------   ------   ----------    ----------   ---------------   ------------   ------------   --------------
Ralph J. Roberts                  1994     $800,000    $    -          $  669,619(2)     $   -          2,220,000     $3,881,881
Chairman of the                   1993      800,672         -           3,871,054(2)(3)      -            375,000      1,272,995
Board of Directors                1992      772,958         -           3,594,428(3)         -            375,000        663,498

Julian A. Brodsky                 1994     $561,750    $    -          $   88,663(2)     $   -            805,000     $  742,466
Vice Chairman                     1993      525,654         -           1,039,821(3)      906,250         112,500        102,576
of the Board of                   1992      497,865         -             229,730(3)         -            112,500         99,234
Directors

Brian L. Roberts                  1994     $535,000    $126,000        $  142,755(3)     $308,000         535,000     $   34,589
President                         1993      500,835         -              76,192(3)      634,375          75,000         30,080
                                  1992      414,489         -              43,002(3)         -             52,500         27,653

Lawrence S. Smith                 1994     $380,000    $68,000         $   18,882        $110,688         200,000     $   37,041
Senior Vice President-            1993      355,546         -               4,782         271,875          45,000         32,298
Accounting and Administration     1992      341,908         -               1,066            -             15,000         30,247

John R. Alchin                    1994     $355,000    $31,000         $   20,140        $   -            135,000      $  38,318
Senior Vice President-            1993      335,446         -               9,166         271,875          45,000         33,256
Treasurer                         1992      320,146         -               2,044            -             15,000         32,029


- ------


(1) The bonuses paid to executive officers during 1994 relate to termination of the Company's discretionary bonus plan. See "Report of the Compensation Committee and the Subcommittee on Performance-Based Compensation on Executive Compensation - Base Salary."


(2) Includes amounts paid to offset tax liabilities incurred in connection with Company payments to cover the premiums attributable to the term life insurance portion of the split dollar life insurance policies (see note
    (6)(c) below). Such amounts are calculated based upon the amount of tax payable by the executive officers in accordance with the highest individual income tax bracket.


(3) Includes amounts paid to offset tax liabilities incurred in connection with the exercise of stock options. The plan pursuant to which these bonuses were paid was terminated by the Board of Directors as of December 31, 1993. See "Report of the Compensation Committee and the Subcommittee on Performance-Based Compensation on Executive Compensation - Effect of Internal Revenue Code Section 162(m)."

(4) This column represents the dollar value of the shares of restricted stock awarded to the named persons as of the date such shares were awarded. The awards of restricted stock are made in shares of Class A Special Common Stock ("Restricted Stock") pursuant to the Company's 1990 Restricted Stock Plan. Under the awards generally, subject to certain conditions and restrictions, 15% of the shares awarded vest on January 2 of each of the first four years following the date of grant, and the remaining 40% vest on January 2 of the fifth year, provided, however, that each recipient may elect to defer the portion that vests in any year for five years. The award to Mr. Brian L. Roberts in 1994 vests 30% on January 2 of the first year after grant, 15% on January 2 of each of the next two years, and the balance on the following January 2. The award to Mr. Smith in 1994 vests in its entirety on January 2 of the first year after grant. At December 31, 1994, the Restricted Stock holdings for Mr. Brodsky were 63,750 shares (with a market value at that date of $1,000,078); for Mr. Brian L. Roberts were 165,625 shares (with a market value at that date of $2,598,242); for Mr. Smith were 74,375 shares (with a market value at that date of $1,166,758); and for Mr. Alchin were 68,625 shares (with a market value at that date of $1,076,555). Mr. Ralph J. Roberts does not hold any shares of Restricted Stock. Dividends are not payable and do not accrue on unvested shares of Restricted Stock.

(5) The number of securities underlying options granted prior to January 12, 1994 have been retroactively adjusted for the three-for-two stock split in the form of a 50% stock dividend paid on February 2, 1994 to shareholders of record on January 12, 1994.


(6) Includes (with respect to amounts applicable to 1994): (a) Company contributions to its 401(k) Retirement-Investment Plan in the amount of approximately $5,390 for each of the named executive officers; (b) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for split dollar life insurance policies paid by the Company projected on an actuarial basis (Messrs. Ralph J. Roberts $3,537,320; Brodsky $728,454; Brian L. Roberts $27,430; Smith $29,885;
    and Alchin $31,237), although the Company believes that a more realistic determination of the economic value of the benefit would be based on an approach which calculates the time value of money (using the applicable short-term federal funds rate) of the premiums paid by the Company through 1994 (Messrs. Ralph J. Roberts $778,495; Brodsky $109,412; Brian
    L. Roberts $9,000; Smith $12,128; and Alchin $11,794); (c) Company payments on behalf of the named executive officers to cover the premiums attributable to the term life insurance portion of the split dollar life insurance policies (Messrs. Ralph J. Roberts $338,625; Brodsky $8,076; Brian L. Roberts $1,223; Smith $1,220; Alchin $1,145); and (d) Company payments to its long-term disability plan in the amount of $546 for each of the named executive officers.

    In accordance with the terms of the split dollar life insurance policies referred to above, the Company will recover all of the cumulative premiums paid by the Company for the whole-life portion of such policies.


STOCK OPTION GRANTS

   The following table contains information concerning grants of stock options under the Company's 1987 Stock Option Plan to the Chief Executive Officer and to each of the Company's other four most highly compensated executive officers during 1994. The Company does not have any plan pursuant to which stock appreciation rights ("SARs") may be granted.

                            OPTION GRANTS IN 1994
                            ---------------------


                                                                                            Potential Realizable Value at
                                                                                            Assumed Annual Rates of Stock
                                                                                            Price Appreciation for Option
                                            Individual Grants                                        Terms(1)(2)
                    ---------------------------------------------------------------   ----------------------------------------
                       Number of        % of Total
                       Securities        Options
                       Underlying       Granted to      Exercise or
                        Options        Employees in      Base Price     Expiration
       Name          Granted (#)(4)        1994            ($/Sh)        Dates(4)       0%           5%                10%
- -----------------   --------------   --------------    -------------   ------------   ----     --------------    ---------------
Ralph J. Roberts        2,220,000(2)       43%           $ 19.1250          (2)        $0      $   16,147,829    $   37,659,948

Julian A. Brodsky           4,724           *            $ 21.1667       01/10/04      $0      $       62,884    $      159,360
                           70,276           1%             21.1667       07/10/04       0             995,154         2,558,490
                          730,000(2)       14%             19.1250          (2)         0           5,361,526        12,644,193

Brian L. Roberts            4,684(3)        *            $ 23.2834       01/10/99      $0      $       17,477    $       50,614
                          220,316           4%             21.1667       07/10/04       0           3,119,818         8,020,893
                          310,000(2)        6%             19.1250          (2)         0           3,369,104         8,429,478

Lawrence S. Smith           5,550           *            $ 21.1667       01/10/04      $0      $       73,879    $      187,225
                           69,450           1%             21.1667       07/10/04       0             983,457         2,528,418
                          125,000(2)        2%             19.1250          (2)         0           1,270,786         3,142,524

John R. Alchin              5,550           *            $ 21.1667       01/10/04      $0      $       73,879    $      187,225
                           54,450           1%             21.1667       07/10/04       0             771,047         1,982,324
                           75,000(2)        1%             19.1250          (2)         0             857,817         2,159,572

All Outstanding
Common Shares (5)             N/A          N/A               N/A            N/A                $2,032,246,382    $4,892,439,359


- ------
* Less than one percent of total options granted to employees in 1994.


(1) Illustrates, as to options, value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Class A Special Common Stock over the term of the options, based on the market prices for the Class A Special Common Stock when the options were granted. The 0%, 5% and 10% assumed rates of appreciation are not necessarily indicative of future stock performance. Because the market prices for the Class A Special Common Stock on the dates options were granted in 1994 exceeded the market prices for such stock in April 1995, the rates of appreciation required to produce the illustrated potential realizable values from April 1995 would be significantly higher. For example, based on a closing market price on April 10, 1995, of $15.625 per share, for options exercisable at $21.1667 per share and expiring on July 10, 2004, the values shown in the 5% and 10% columns of the table correspond to annual appreciation at rates of approximately 9% and 15%, respectively, from April 10, 1995.


(2) These options were granted on March 15, 1994, with exercise prices equal to the fair market value on the date of grant. These options were granted on a one-time basis in connection with the termination, as of December
    31, 1993, of the Company's discretionary bonus plan, under which the Company periodically awarded cash bonuses to senior executives exercising nonqualified stock options in an amount equal to the option holders' income tax liability upon exercise of the option and receipt of the bonus. The options so granted entitle the holder to purchase Class A Special Common Stock equal to approximately 75% of shares issuable under the nonqualified options held by such holder on the date of grant, and were intended to produce after-tax economic benefits equivalent to those potentially available under the discretionary bonus plan with respect to appreciation after March 15, 1994. See "Report of the Compensation Committee and the Subcommittee on Performance-Based Compensation on Executive Compensation" below. These options vest and expire proportionately on the vesting and expiration dates of the previously held options to which they relate. Accordingly, the options so granted to Mr. Ralph J. Roberts expire on various dates between February 24, 1999 and July 6, 2003; those to Mr. Brodsky and Mr. Brian L. Roberts between
    May 12, 1996 and July 10, 2004; those to Mr. Smith between March 25, 2000 and July 10, 2004; and those to Mr. Alchin between July 15, 2000 and July 10, 2004. The potential realizable values shown for such options reflect their expiration dates.

(3) In accordance with the tax rules governing incentive stock options, these options were granted at an exercise price equal to 110% of the fair market value on the date of grant. The options become exercisable into shares of the Company's Class A Special Common Stock at the rate of 40% of the shares covered thereby on the second anniversary of the date of grant, another 20% on each of the third and fourth anniversaries of the date of grant, and the remaining 20% six months prior to the fifth anniversary of the date of grant.

(4) All of the options to purchase Class A Special Common Stock were granted under the Company's 1987 Stock Option Plan. Except as set forth in notes
    (2) and (3) above, all options were granted on January 10, 1994, with exercise prices equal to the fair market value on the date of grant and generally become exercisable at the rate of 20% of the shares covered thereby on the second anniversary of the date of grant and the balance in equal increments over the remaining term of the options. The options that expire on January 10, 1999 and 2004 are incentive stock options and the options that expire on July 10, 2004 are nonqualified stock options.


(5) Illustrates the aggregate appreciation in value of all shares of common stock of the Company outstanding on December 31, 1994, based on the assumed 5% and 10% rates of appreciation that produced the realizable values of options granted to executive officers shown in this table (measured from the dates of grant of the options to their expiration, on a weighted average basis).

STOCK OPTION EXERCISES AND HOLDINGS

   The following table sets forth information related to options exercised during 1994 by the Chief Executive Officer and each of the Company's other four most highly compensated executive officers during 1994, and the number and value of options held at December 31, 1994 by such individuals. The Company does not have any plan pursuant to which SARs may be granted.


                     AGGREGATED OPTION EXERCISES IN 1994
                    AND OPTION VALUES AT DECEMBER 31, 1994
                    --------------------------------------

                                                                    Number of Securities
                                                                         Underlying
                                                                        Unexercised                    Value of Unexercised
                                   Shares                               Options at                  In-the-Money Options at
                                  Acquired                           Dec. 31, 1994 (#)                  Dec. 31, 1994 ($)
                                     on           Value       --------------------------------  ---------------------------------
             Name               Exercise (#)   Realized ($)    Exercisable     Unexercisable      Exercisable      Unexercisable
- ----------------------------   ------------   ------------    -------------   ---------------   --------------   ---------------
Ralph J. Roberts
  Class A Special Common
   Stock                          384,229      $4,674,234        3,647,244        1,534,305        $ 11,597,320     $  8,297,480
  Class B Common Stock               -              -              303,750          354,375           2,973,659(1)     3,393,819(1)

Julian A. Brodsky
  Class A Common Stock               -         $     -              25,313           50,621        $    266,677     $    533,296
  Class A Special Common
   Stock                             -               -             363,989        1,408,514           1,710,217        5,133,100

Brian L. Roberts
  Class A Common Stock               -         $    -                3,848            3,848        $     40,545     $     40,545
  Class A Special Common
   Stock                            7,500         30,625            50,333          695,445             155,462          872,698

Lawrence S. Smith
  Class A Special Common
   Stock                           10,000        $86,389           107,183          322,817        $    561,780     $    829,039

John R. Alchin
  Class A Special Common
   Stock                             -         $    -               33,775          243,212        $    188,530     $    591,094

- ------
(1) Each share of Class B Common Stock is convertible into one share of Class A Common Stock or Class A Special Common Stock, at the option of the holder, and entitles the holder to fifteen votes per share. Each record holder of Class A Common Stock is entitled to one vote per share. The illustrated value of these options is based on the closing price of a share of Class A Common Stock on December 31, 1994. In addition, in accordance with the Compensation Agreement (see "Compensation Agreement with Chief Executive Officer" elsewhere in this Proxy Statement), Mr. Roberts is entitled to certain bonuses payable upon exercise of his Class B options to offset tax liabilities incurred in connection with the exercise of such options. At December 31, 1994, the Company's potential liability relating to such bonuses (based upon the market price of the Class A Common Stock on such date) was approximately $4.7 million and fluctuates based on the market value of the Company's Class A and Class B Common Stock. For more detail regarding the bonuses, see "Compensation Agreement with Chief Executive Officer."

PENSION PLANS

   Under the Company's Supplemental Executive Retirement Plan (the "Plan"), adopted July 31, 1989, supplemental retirement, death and disability benefits may be paid to or in respect of certain senior executives employed by the

Company and its affiliated companies, as selected by the Company's Board of Directors. The Plan contemplates the payment of various percentages of a participant's Final Average Compensation (as actuarially reduced, in certain circumstances and as defined below) in the event that the participant (i) elects to retire early, after the later of the participant's 55th birthday or 20 years of service with the Company; (ii) retires at age 65 or after; (iii) suffers a permanent disability which renders the participant incapable of employment in the same or a similar occupation; or (iv) dies. A participant may elect a reduction in lifetime benefits in exchange for the continuation of payments to a surviving spouse. As of the date of this Proxy Statement, Messrs. Ralph J. Roberts and Brodsky (who were each credited as of April 1, 1995 with 31 years of service under the Plan) are the only current employees selected by the Board of Directors to participate in the Plan.

   The following table shows the annual single life annuity retirement benefit which Messrs. Ralph J. Roberts and Brodsky, respectively, would receive based on remuneration covered by, and years of service credited under, the Plan if he had retired on January 1, 1995 at age 65. The benefits shown below are subject to reduction for Social Security benefits.


                              PENSION PLAN TABLE
                              ------------------

                        Final
                       Average          Years of Service
                   Compensation(1)       30 or More(2)
                   ---------------      ----------------
                      $300,000              $180,000
                       400,000               240,000
                       500,000               300,000
                       600,000               360,000
                       700,000               420,000
                       800,000               480,000
                       900,000               540,000

- ------
(1) Final Average Compensation equals one-fifth of the total compensation for the five years preceding retirement. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes discretionary payments made to participants to offset tax liabilities incurred upon the exercise of nonqualified stock options.

(2) This column represents the maximum benefits payable under the Plan.

   The Company also has an agreement with Mr. Brodsky pursuant to which he is entitled to a $30,000 payment each year for 15 years commencing upon his termination of employment at or after attaining age 65, subject to a vesting schedule. Any benefits received under this agreement reduce the benefits to which Mr. Brodsky is entitled under the Plan.

COMPENSATION AGREEMENT WITH CHIEF EXECUTIVE OFFICER

   The Company has entered into a Compensation and Deferred Compensation Agreement and Stock Appreciation Bonus Plan with the Chief Executive Officer (the "Compensation Agreement"), which was approved by the Company's shareholders on June 22, 1994.

   The Compensation Agreement provides that the Chief Executive Officer will continue to serve as Chairman of the Board of Directors of the Company until December 31, 1997, and to devote substantially all of his working time to the Company, on the terms and conditions summarized below. In addition, for a five year period following termination of the Compensation Agreement, he is required to perform certain functions, as the Company may request from time to time, to promote the interests and goodwill of the Company.

   Base Salary. The Chief Executive Officer will receive an annual base salary of $800,000, as adjusted (but never reduced) in order to reflect increases in the consumer price index.

   Split-Dollar Life Insurance. The Compensation Agreement requires the Company to provide and maintain insurance protection under the Company's Split-Dollar Life Insurance Plan for the Chief Executive Officer and his spouse in an amount which represented a total net after-tax cost to the Company of approximately $6.6 million at the time of implementation of the Compensation Agreement. Under the Split-Dollar Life Insurance Plan generally, the Company pays a portion of the annual premiums for joint-and-survivor life insurance policies for certain senior executive officers, and upon payment of the policies at death (or in the case of the Chief Executive Officer, of him and his spouse), the Company recovers all of the cumulative premiums previously paid by the Company for the whole- life portion of such policies. The Company will also continue to pay the Chief Executive Officer an annual cash bonus in an amount equal to the portion of the annual premium for such life insurance protection that he is required to pay under the Split-Dollar Life Insurance Plan, i.e., the portion of the premium representing the cost of term insurance; in addition, for the insurance required to be maintained under the Compensation Agreement the Company will increase the bonus by an amount sufficient to pay any income tax liability incurred in connection with payment of the bonus (collectively, the "Split-Dollar Bonus").

   Tax Grossed-Up Bonus and Stock Appreciation Bonus. The Company will pay mandatory cash bonuses to the Chief Executive Officer to offset income tax liability on certain of the income recognized upon exercise of his current nonqualified stock options for Class B Common Stock of the Company, to the extent such income is recognized due to appreciation in the value of such stock prior to September 9, 1993, the date of the Compensation Agreement (the "Tax Grossed-Up Bonus"), and a separate stock appreciation bonus essentially duplicating the Tax Grossed-Up Bonus for appreciation subsequent to the date of the Compensation Agreement, subject to a maximum of 125% of the appreciation of the Class A Common Stock in excess of $20.583 per share times the number of options for Class B Common Stock exercised (the "Stock Appreciation Bonus"). The requirement that the Company pay a Tax Grossed-Up Bonus or Stock Appreciation Bonus will apply notwithstanding termination of the Company's discretionary bonus plan effective December 31, 1993.

   Stock Option Grants. The Compensation Agreement provides for the award to the Chief Executive Officer of nonqualified options to purchase 2,220,000 shares of the Company's Class A Special Common Stock at the closing market price for such stock on March 15, 1994. This one-time option grant represents approximately 75% of the unexercised nonqualified options to purchase Class A Special Common Stock previously awarded to him, and the new options generally vest and expire at the same times as, and in proportion to, the vesting and expiration dates of the previously outstanding options. The purpose of the special option grant in the Compensation Agreement is to replace, in part, the potential benefits provided by the Company's terminated discretionary bonus plan.

   The Compensation Agreement provides that the Chief Executive Officer will not receive further option grants through December 31, 1995. The Compensation Agreement also provides that the Company will consider means of replacing the potential benefits represented by the terminated discretionary bonus plan with respect to the appreciation through March 15, 1994, in the options for Class A Special Common Stock previously awarded to Mr. Roberts, taking into account the financial position of the Company and the tax deductibility of any such payments. See "Report of the Compensation Committee and the Subcommittee on Performance-Based Compensation on Executive Compensation."


   Termination. The Compensation Agreement will terminate upon the Chief Executive Officer's death, at the Company's option upon his disability, or for cause (as such terms are defined in the Compensation Agreement) upon a vote of not less than two-thirds of the entire membership of the Company's Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the Split-Dollar Bonus, the Stock Appreciation Bonus, and the Tax Grossed-Up Bonus will continue to be payable. In the event of death, all of his outstanding options will vest fully and remain exercisable for their remaining terms. If his employment is terminated by the Company in violation of the Compensation Agreement, he shall remain entitled to substantially all of the benefits under the Compensation Agreement.

STOCK PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in the cumulative total shareholder return on each of the Company's Class A Common Stock and Class A Special Common Stock during the five years ended December 31, 1994 with the cumulative total return on the Standard & Poor's 500 Stock Index and with a selected peer group consisting of the Company and five other companies engaged in the cable communications industry: Cablevision Systems Corporation (Class A); Jones Intercable, Inc.; TCA Cable TV, Inc.; Tele-Communications, Inc. (Class A); and Time Warner, Inc. The comparison assumes $100 was invested on December 31, 1989 in the Company's Class A Common Stock and Class A Special Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.




                Comparison of Five Year Cumulative Total Return

250  |----------------------------------------------------------------------|
     |                                                                      |
     |                                                    *@$               |
     |                                                                      |
200  |----------------------------------------------------------------------|
     |                                                                    @ |
     |                                                                      |
     |                                                                      |
150  |-----------------------------------------@------------#------------$#-|
     |                                                                    * |
     |                              #           #                           |
     |                              @           *$                          |
100  |-*-$-@-#--------#-------------*-$-------------------------------------|
     |                *$                                                    |
     |                @                                                     |
     |                                                                      |
 50  |---|------------|-----------|------------|-----------|-------------|--|
       1989         1990        1991         1992        1993          1994

Comcast Class A  =  *                     Comcast Class A Special  =  $
S&P  =  #                                 Industry Group  =  @





  -----------------------------------------------------------------------------------------------------------
                               1990              1991               1992              1993               1994
  -----------------------------------------------------------------------------------------------------------
  Comcast Class A              79.14            101.89             118.89            224.37             143.01
  ------------------------------------------------------------------------------------------------------------
  Comcast Class A  Special     80.04            104.31             114.73            229.15             150.60
  ------------------------------------------------------------------------------------------------------------
  S&P 500                      96.89            126.42             136.05            149.76             151.74
  ------------------------------------------------------------------------------------------------------------
  Industry Group               72.06            117.72             149.17            228.90             171.65
  ------------------------------------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE AND THE SUBCOMMITTEE ON
PERFORMANCE-BASED COMPENSATION ON EXECUTIVE COMPENSATION

   Compensation Policy. The Compensation Committee (the "Compensation Committee") is responsible for making recommendations to the Board of Directors on executive compensation. The Subcommittee on Performance-Based Compensation (the "Compensation Subcommittee") is responsible for establishing performance-based criteria and goals for compensation to senior executives and, beginning in 1994, for administering the Company's 1987 Stock Option Plan, the 1990 Restricted Stock Plan and bonus plans. As used in this Report, the term "Committee" shall refer to the Compensation Committee and the Compensation Subcommittee, regardless of whether they acted separately or together.

   The goal of the Committee is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company attempts to realize these goals by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibilities. The members of the Compensation Committee and the Compensation Subcommittee are disinterested non-employee directors and the members of the Compensation Subcommittee are "outside directors" (as defined in Section 162(m) of the Internal Revenue Code).

   Each year the Committee conducts a full review of the Company's executive compensation, except for the compensation of the Chief Executive Officer, which is determined under the Compensation Agreement. In 1993, this review included a comprehensive report from an independent compensation consultant which prepared a competitive analysis/survey of the Company's executive compensation program in comparison to programs maintained by approximately 85 media companies, including 20 substantial competitors in the cable industry. These companies represent a broad sampling of the Company's most direct competitors for executive talent and include the principal companies included in the peer group index in the Stock Performance Graph included elsewhere in this Proxy Statement. In light of the nature of their responsibilities, particularly the fact that the executive officers have overall corporate policy making, management and administrative responsibilities and are not directly responsible for the operating units of the Company, a key factor in the Committee's assessment of such officers is the Company's overall performance.


   The principal forms of executive compensation in 1994 were base salary, stock options, restricted stock awards, and split-dollar (whole) life insurance policies. The Company seeks to achieve a mix of these various forms of compensation which will properly compensate and motivate its executives on an individual basis and commensurate with their relative levels of seniority and responsibility.


   As discussed below, the Committee considers a variety of factors in arriving at the compensation paid to the Company's executive officers other than the Chief Executive Officer. No specific weighting was assigned by the Committee to any of the factors considered in determining the remuneration paid to the named executive officers for 1994.

   Base Salary. The Company's philosophy with respect to setting base salary is to compensate its executive officers with reasonable current income. In 1994, base salary for the executive officers was generally at or below the median of total salary and annual cash incentive compensation for executive officers in comparable positions at peer companies, as confirmed by the independent compensation consultant retained by the Company, in order to place a greater emphasis on equity-based incentive compensation. The bonuses paid to executive officers (other than the Chief Executive Officer and Mr. Brodsky) in 1994 related to termination of the Company's discretionary bonus plan, as discussed below, and were not a departure from the Company's traditional practice of relying on base salary and long-term equity-based incentives. In the future, based on the recommendation of the Company's compensation consultants, the Committee intends to explore various means, besides the stock option grants and restricted stock awards heretofore used, of providing performance-based annual or long- term compensation to executive officers (other than the Chief Executive Officer).

   Equity-Based Incentive Compensation. The Company's equity-based incentive compensation is in the form of stock option grants and restricted stock awards. In 1994, consistent with its overall compensation policy, the Committee emphasized equity-based incentives to each of the named executive officers. The Committee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company and motivates these executives to seek to improve the long-term market performance of the Company's stock. Stock options produce value to executives only if the price of the Company's stock appreciates, thereby directly linking the interests of the executives with those of its shareholders.

   The stock options granted in January 1994 and the shares of restricted stock awarded in March 1994 were based on the level of the respective executive's position and the level of such compensation paid to officers at comparably sized public companies in the media industry. The size of previous option grants and restricted stock awards and the number of options or restricted shares held by an executive is not taken into account in determining the number of options or shares of restricted stock awarded, except in connection with the special option grants in March 1994 in connection with termination of the discretionary bonus plan, which grants were based on the number of unexercised, nonqualified options held by the recipients on the date of grant, see "Effect of Internal Revenue Code Section 162(m)" below. The options granted in 1994 generally vest 20% on the second anniversary of the date of grant and the balance in equal increments over the remaining term of the options, except that options granted to replace the potential benefits under the discretionary bonus plan vest in proportion to the vesting of previously granted nonqualified options.

   In determining that the levels of the equity-based incentive compensation were appropriate and reasonable in 1994, the Committee reviewed the competitive analysis conducted by the independent compensation consultant which stated that such compensation on the average was consistent with opportunities within the 75th percentile of such companies.

   Compensation of Chief Executive Officer. The Chief Executive Officer's compensation for 1994 was determined under the terms of the Compensation Agreement. The Compensation Agreement was entered into effective September 9, 1993, as amended March 16, 1994, and approved by shareholders at the annual meeting of shareholders on June 22, 1994. See "Compensation Agreement with Chief Executive Officer."

   Effect of Internal Revenue Code Section 162(m). Effective January 1, 1994,
Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated executive officers of a public company (determined as of the last day of the company's tax year) will not be deductible for federal income tax purposes.

   The Committee is engaged in an ongoing review of the Company's compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid by the Company consistent with its existing commitments and ongoing competitive needs. Certain forms of compensation are not included in determining whether the $1.0 million limit under Section 162(m) has been exceeded, such as certain "performance based" compensation adopted by a committee of at least two outside directors and approved by shareholders, compensation paid under binding written contracts (including nonqualified stock options) in effect prior to the proposal of the new provision, and compensation paid pursuant to certain plans approved by shareholders prior to enactment of the new provision. These forms of compensation continue to be deductible without regard to Section 162(m). In general, compensation pursuant to nonqualified options granted to date under the Company's 1987 Stock Option Plan will continue to be deductible for federal income tax purposes when the options are exercised.

   Certain compensation was awarded during 1994 after consideration of the termination of a plan (approved by shareholders on September 17, 1986) under which the Board of Directors had discretion to award cash bonuses to employees or directors exercising nonqualified options to reimburse such persons for the income taxes payable by them upon exercise of the options and receipt of the bonus. The Committee determined that the discretionary bonus plan did not come within any of the exceptions to Section 162(m), and that if bonuses were to be awarded under such plan in 1994 or thereafter, they might not be deductible. In addition, in light of the appreciation in the Company's Common Stock over the period 1987-1993, the Board determined that continuation of the bonus plan could impose significant cash burdens on the Company in future years. Accordingly, the Board of Directors terminated the discretionary bonus plan as of December 31, 1993.

   In an effort to replace the potential benefits provided by the Company's terminated discretionary bonus plan, two types of compensation were awarded to senior executive officers in 1994. On March 15, 1994, the Committee granted to its executive officers, including the Chief Executive Officer, additional nonqualified options, subject to the execution by certain of such persons of a non-competition agreement. Such awards were approximately equal to 75% of the shares issuable under the unexercised nonqualified options held by such persons on the date of grant, and vest and expire proportionately to and on the same dates as the previously awarded options. The options so awarded, if exercised at the same times as the options previously awarded to such officers, will provide after-tax compensation approximately equal to the potential compensation that would have been available under the discretionary bonus plan with respect to any appreciation in the previously awarded options over the levels on March 15, 1994. The Committee also awarded lump-sum bonuses, or, in the cases of the Chief Executive Officer and Mr. Brodsky, additional split-dollar life insurance benefits, in an amount generally calculated to produce the same after-tax cost to the Company as the potential benefits under the terminated discretionary cash bonus plan with respect to appreciation in such persons' previously awarded nonqualified options prior to March 15, 1994. Such additional split-dollar insurance benefits generally correspond to the benefits subject to the Compensation Agreement, except that they include for the Chief Executive Officer an additional bonus to offset federal gift taxes on the portion of the annual insurance premiums representing the cost of term insurance, which are imposed because the Chief Executive Officer's life insurance benefits would be received by a trust for the benefit of his children. The Company's compensation consultants advised the Committee that its actions terminating the discretionary bonus plan and awarding the compensation described above were appropriate and reasonable.

   With respect to the Compensation Agreement, a portion of the compensation paid to the Chief Executive Officer will not or may not be deductible under
Section 162(m) to the extent it is paid during the course of his employment as an executive officer of the Company. The nonexempt cash compensation for federal income tax purposes in 1994 and future years, including the portion of the additional split-dollar life insurance benefits that is taken into account currently for tax purposes, is expected to exceed $1.0 million (by approximately $400,000 in 1994). In addition, the Compensation Agreement provides for payment of a mandatory Tax Grossed-Up Bonus upon exercise of any of the Chief Executive Officer's options to acquire Class B Common Stock of the Company, which, if paid during the course of his employment as one of the five most highly paid executive officers of the Company, would not be deductible under Section 162(m). See "Compensation Agreement with Chief Executive Officer."

   The Committee determined to provide the above-described compensation regardless of its nondeductibility or potential nondeductibility, based on, among other things (1) its determination of a fair and competitive compensation level for the Chief Executive Officer taking into account his unique and invaluable contributions to the Company over the course of the Company's history, (2) the benefits to the Company if the Chief Executive Officer's incentive to retain Class B Common Stock obtained upon exercise of options is maximized, (3) the relatively minimal effect on the Company of forgoing deductibility of the specific annual compensation (other than the Tax Grossed-Up Bonus) in excess of $1.0 million, and (4) the possibility that the Tax Grossed-Up Bonus would not be required to be paid at a time when payment would be nondeductible. In addition, the Committee believes that the Company's bonus plan, despite technically failing to come within any of the exceptions to Section 162(m)'s nondeductibility rule, represented an appropriate potential benefit to him based on appreciation in the Company's stock subsequent to the dates on which the Chief Executive Officer was awarded nonqualified options. In entering into the Compensation Agreement, it determined not to deprive him of the opportunity to receive such compensation in connection with exercise of his options to purchase Class B Common Stock solely because of the possibility that all or a portion of such benefit would not be deductible for federal income tax purposes.

                    MEMBERS OF THE COMPENSATION COMMITTEE

                       Gustave G. Amsterdam (Chairman)*
                             Sheldon M. Bonovitz
                              Joseph L. Castle*

* Members of the Subcommittee

COMPENSATION OF DIRECTORS

   Each member of the Board of Directors who is not an employee of the Company (a "non-employee director") receives an annual fee of $20,000, plus $1,500 for each meeting of the Board of Directors attended and $750 for each meeting of any committee of the Board of Directors attended which is not held in conjunction with a meeting of the Board of Directors. In addition, any outside director who serves as the chairperson of a committee of the Board of

Directors receives an annual fee of $1,000. Each director is also reimbursed for incidental travel expenses for meetings attended. Mr. Amsterdam also receives $750 as compensation for each meeting attended as the designee of the Board of Directors on a committee of the Company's management.

   The Company's 1987 Stock Option Plan provides that each non-employee director will be granted annually, on each February 1, an option to purchase 5,400 shares of Class A Special Common Stock (except that the first such grant to a new non-employee director will be an option to purchase 9,000 shares) at an exercise price per share equal to the fair market value of a share of Class A Special Common Stock on the date of grant. Each such option becomes exercisable six months after the date of grant and generally expires five years from the date of grant.


   In connection with termination of the discretionary bonus plan, the Board of Directors authorized a one-time, lump sum contribution to the Company's deferred compensation plan account of each non-employee director in an amount approximately equal to the appreciation in the unexercised nonqualified options held by such director at the time of termination of the discretionary bonus plan. Such payment was intended to replace the potential benefits available under the discretionary bonus plan, and was based on the recommendation of the Company's compensation consultants. The amounts awarded were $239,250 to Messrs. Amsterdam, Bonovitz, Castle, and Watson, $153,000 to Ms. Wexler, and none to Messrs. Aaron and Wechsler. During 1994, Mr. Castle also received $9,587 pursuant to payment of a bonus awarded in 1993 under the discretionary bonus plan.


   Mr. Daniel Aaron, a director of the Company and its former Vice Chairman of the Board of Directors, serves as a consultant to the Company on an as needed basis. Pursuant to this arrangement, Mr. Aaron received $84,375 during 1994. During 1994, Mr. Aaron also entered into an arrangement with the Company whereby he exchanged an account under the Company's deferred compensation plan, in the amount of approximately $909,000, accrued principally while he was a full-time executive officer of the Company, for benefits with an equivalent after-tax cost to the Company, on a present value basis, under the Company's Split-Dollar Life Insurance Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Ralph J. Roberts, Brodsky and Brian L. Roberts, none of whom serve on the Compensation Committee of the Company, are also executive officers and directors of Storer Communications, Inc., Comcast UK Cable Partners Limited, and Cablevision Investment of Detroit, Inc., each a subsidiary of the Company, and in such capacities have participated in decisions regarding the compensation of executive officers of the respective corporations. Messrs. Ralph J. Roberts, Brodsky and Brian L. Roberts do not, however, receive any additional compensation for serving as such executive officers or directors. Mr. Brian L. Roberts is the son of Mr. Ralph J. Roberts.

   Mr. Bonovitz, a member of the Compensation Committee, is a partner in the law firm of Duane, Morris & Heckscher, which provides services to the Company from time to time.

                                 PROPOSAL ONE
                            ELECTION OF DIRECTORS

   At the meeting, the shareholders will elect ten directors to hold office for the ensuing year and until their respective successors have been duly elected and qualified. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. Each of the nominees currently is serving as a director of the Company.

   The following sets forth certain information about each nominee:

   Ralph J. Roberts, 75, has served as a director and Chairman of the Board of Directors of the Company for more than five years. He is the President and a director of Sural. Mr. Roberts devotes a major portion of his time to the business and affairs of the Company. Mr. Roberts is also a director of Storer Communications, Inc., Comcast UK Cable Partners Limited, and Cablevision Investment of Detroit, Inc.

   Julian A. Brodsky, 61, has served as a director and Vice Chairman of the Board of Directors of the Company for more than five years. He serves as Treasurer and a director of Sural. Mr. Brodsky devotes a major portion of his time to the business and affairs of the Company. He is also a director of Nextel Communications, Inc., Storer Communications, Inc., RBB Fund, Inc., Comcast UK Cable Partners Limited, and Cablevision Investment of Detroit, Inc.

   Brian L. Roberts, 35, has served as President of the Company and a director for more than five years. Mr. Roberts serves as Vice President and a director of Sural. Mr. Roberts devotes a major portion of his time to the business and affairs of the Company. Mr. Roberts is the son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Turner Broadcasting System, Inc., Storer Communications, Inc., Comcast UK Cable Partners Limited, and Cablevision Investment of Detroit, Inc.

   Daniel Aaron, 69, has served as a director of the Company for more than five years. He served as Vice Chairman of the Board of Directors for more than five years until his retirement in February 1991. He continues to serve as a consultant to the Company.

   Gustave G. Amsterdam, 86, has been a director of the Company for more than five years. Mr. Amsterdam was, for more than five years before his retirement, Chairman of the Board of Bankers Securities Corporation, a mercantile, real estate management and operating company.

   Sheldon M. Bonovitz, 58, has been a director of the Company for more than five years. Mr. Bonovitz has been a partner specializing in tax matters with the law firm of Duane, Morris & Heckscher for more than five years. Mr. Bonovitz is a nephew by marriage of Ralph J. Roberts and a cousin by marriage of Brian L. Roberts. Mr. Bonovitz is also a director of Castle Energy Corporation and Surgical Laser Technologies, Inc.

   Joseph L. Castle, II, 62, has been a director of the Company for more than five years. Mr. Castle has been, for more than five years, a financial consultant and is the Chairman and Chief Executive Officer and a director of Castle Energy Corporation, an independent oil and gas refining, exploration and production company which also manages oil and gas limited partnerships. Mr. Castle is also a director of Reading Company, Charming Shoppes, Inc., Independence Capital Management, Inc., a subsidiary of Penn Mutual Life Insurance Company, Inc. and Marks Center Trust.

   Bernard C. Watson, 67, has been a director of the Company for more than five years. Dr. Watson has been President and Chief Executive Officer of the William Penn Foundation for more than five years. Dr. Watson also serves as a director of First Fidelity Bancorporation and First Fidelity Bank.

   Irving A. Wechsler, 74, has been a director of the Company for more than five years. Mr. Wechsler has been, for more than five years, a partner in the firm of Wechsler, Wolsh and Associates, Certified Public Accountants, in Pittsburgh, Pennsylvania.

   Anne Wexler, 65, has been a director of the Company since March 1991 and has been Chairman of the Wexler Group, a consulting firm specializing in government relations and public affairs, which is an operating unit of Hill and Knowlton Public Affairs Worldwide, for more than five years. The Wexler Group and Hill and Knowlton Public Affairs Worldwide provide services to the Company and received payments for such services from the Company of approximately $329,000 in 1994. Ms. Wexler is also a director of Alumax, Inc., The Continental Corporation, The Dreyfus Corporation Index Funds, The Dreyfus Corporation Mutual Funds, New England Electric System, and Nova Corporation.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, of the Board of Directors. The Compensation Committee has a Subcommittee on Performance-Based Compensation.

   Messrs. Ralph J. Roberts (Chairman), Amsterdam and Bonovitz serve as members of the Executive Committee, which held eight meetings during 1994. The Committee acts for the directors in the intervals between meetings of the Board.

   Messrs. Amsterdam, Bonovitz, Castle, Watson and Wechsler (Chairman) serve as members of the Audit Committee, which held three meetings during 1994. The Committee meets with the Company's independent public accountants, counsel, internal audit department and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy.

   Messrs. Amsterdam (Chairman), Bonovitz and Castle serve as members of the Compensation Committee, which held four formal meetings during 1994. The Committee considers and determines all compensation matters relating to the Company's executive officers (other than matters which are handled by the Subcommittee as described below). Messrs. Amsterdam and Castle serve as members of the Subcommittee on Performance-Based Compensation, which held four meetings during 1994. The Subcommittee's functions include administrating the Company's stock option, restricted stock and bonus plans and establishing performance-based criteria and goals for compensation to senior executive officers.

   Messrs. Aaron, Castle and Watson and Ms. Wexler (Chairperson) serve as members of the Nominating Committee, which met one time during 1994. The Committee reviews the size and composition of the Board of Directors and is responsible for recommending nominees to serve on the Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates recommended by other directors, employees and shareholders.
Written suggestions for candidates to serve as directors if nominated and elected should be sent to the President of the Company at Comcast
Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. The Company's By-laws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the President of the Company (a) with respect to an election to be held at an annual meeting, not less than 90 days in advance of the date which is the one year anniversary of the prior year's annual meeting of shareholders, and (b) with respect to an election to be held at a special meeting, the close of business on the seventh day following the day on which notice of a special meeting of shareholders for the election of directors is given to shareholders. The notice must contain: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

   The Board of Directors held seven meetings in 1994. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

                                 PROPOSAL TWO

              APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF
               INCORPORATION TO PROVIDE THAT FUTURE AMENDMENTS
                 SHALL BE ADOPTED BY A MAJORITY OF VOTES CAST

   The Board of Directors, by unanimous vote, has approved a proposal to amend the Articles of Incorporation of the Company to provide that amendments of such Articles of Incorporation may be adopted by a majority of the votes cast by the holders of the class or classes of shares entitled to vote thereon.

   Currently, Article 5(f) of the Company's Articles of Incorporation provides that the Articles may be amended by a resolution of the Board of Directors and the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon. If no class vote is required with respect to an amendment, the Class A Common Stock and the Class B Common Stock vote as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to fifteen votes. Where a class vote is required by
Article 5(f) or applicable law, Article 5(f) currently provides that the affirmative vote of the holders or at least a majority of the outstanding shares of each of Class A Common Stock, Class A Special Common Stock, and Class B Common Stock, voting as separate classes, is required for approval.

   The current provisions of Article 5(f), in requiring amendments to the Articles to be approved by an absolute majority of outstanding shares entitled to vote, conformed to the requirements of Sections 804 and 805 of the Pennsylvania Business Corporation Law prior to the comprehensive revision of the Pennsylvania Business Corporation Law in 1988. The 1988 revision of the

Pennsylvania Business Corporation Law, as amended to date (the "1988 BCL"), provides in Section 1914 that a majority of the votes actually cast (provided a quorum is present at the relevant meeting) is sufficient to approve an amendment to a corporation's articles, unless the corporation's articles or another provision of the 1988 BCL requires a greater vote.

   To the extent that all shares entitled to vote are not present at a meeting, or shareholders abstain from voting, under the current provisions of
Article 5(f), an amendment to the Company's Articles of Incorporation may fail to be adopted despite receiving a majority of the votes cast at a properly constituted shareholders meeting. Depending on the number of shares present at a meeting, a proposed amendment that attracted no more than token shareholder opposition might fail to be adopted.

   The Board of Directors determined that the provisions of the 1988 BCL more closely reflected the Board of Directors' view of appropriate corporate democracy than the current provisions of Article 5(f). The Board of Directors believes that, unless a greater vote is required by law, an amendment adopted by the Board of Directors and approved by a majority vote of the shareholders entitled to vote thereon should be effective. In addition, the current provisions of Article 5(f) have the potential to require unnecessary corporate expense in connection with soliciting a greater number of affirmative votes to approve an amendment than would otherwise be required under the 1988 BCL.

   Accordingly, the Board of Directors has approved a resolution amending
Article 5(f) to read in its entirety as follows (with new language indicated):


    Each and any provision of the Articles of Incorporation of this Corporation may from time to time, when and as desired, be amended by a resolution of the Board of Directors and the affirmative vote OF A MAJORITY OF THE VOTES CAST BY ALL SHAREHOLDERS ENTITLED TO VOTE THEREON, as determined in accordance with the provisions of paragraph (a) of this Article Five, so that each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. There shall be no class voting on any such amendment or on any other matter except with respect to certain amendments to the Articles of Incorporation regarding conversion rights of Class B Common Stock as set forth in paragraph (d) of this Article Five or as shall be required by applicable law, in which such case there shall be required the affirmative vote OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE OUTSTANDING SHARES of each of Class A Common Stock, Class A Special Common Stock and Class B Common Stock, voting as separate classes.

   The Board of Directors is submitting such amendment to the Company's shareholders under the existing terms of Article 5(f). Accordingly, because the second sentence of Article 5(f) affects the separate rights of each class of stock on matters requiring a class vote, the affirmative vote of the holders of at least a majority of the outstanding shares of each of the Class A Common Stock, Class A Special Common Stock, and Class B Common Stock, voting as separate classes, is required to approve the proposed amendment. Each share of Class A Special Common Stock is entitled to one vote in connection with the separate class vote of the Class A Special Common Stock on such proposed amendment, notwithstanding that the Class A Special Common Stock is not generally entitled to vote on matters submitted to the Company's shareholders, and is not otherwise entitled to vote at the 1995 Annual Meeting.

   The Board of Directors has no plans at this time to propose further amendments to the Company's Articles of Incorporation, whether or not requiring a class vote.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                                PROPOSAL THREE

              TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

   Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

   A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL.

                            SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1996 must be received by January 20, 1996 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to Stanley Wang, Senior Vice President and Secretary, at the address of the Company set forth on the first page of this Proxy Statement. Notwithstanding the foregoing, shareholders with suggestions on the nomination of directors must comply with the procedures set forth under the caption "Committees and Meetings of the Board of Directors."

                           SOLICITATION OF PROXIES

   The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries. The Company has also retained Georgeson & Co. Inc. ("Georgeson") to assist in the solicitation of proxies as described above. Georgeson will receive a fee from the Company of $6,000 for its services, plus reimbursement of its out-of-pocket expenses. The Company and Georgeson intend to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and to request authority for the execution of the proxies, and the Company will reimburse such persons for their expense in so doing.

                          ANNUAL REPORT ON FORM 10-K


   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS OF COMCAST CORPORATION

   The undersigned, a holder of Class A Common Stock of COMCAST CORPORATION, hereby constitutes and appoints RALPH J. ROBERTS and STANLEY WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 21, 1995 at 9:00 a.m., at the offices of the Company, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of CLASS A COMMON STOCK which the undersigned would be entitled to vote if personally present, as follows:

1. [ ] FOR all ten nominees for director listed below.
   [ ] WITHHOLD AUTHORITY to vote for all ten nominees for director listed below.
   [ ] FOR all ten nominees for director listed below, EXCEPT WITHHOLD
       AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH. Nominees: Ralph J. Roberts, Julian A. Brodsky,
       Brian L. Roberts, Daniel Aaron, Gustave G. Amsterdam, Sheldon M. Bonovitz, Joseph L. Castle, II, Bernard C. Watson, Irving A. Wechsler, and Anne Wexler.

2.    To approve the amendment to the Company's Articles of Incorporation.
      [ ] FOR   [ ]  AGAINST   [ ] ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.
      [ ] FOR   [ ]  AGAINST   [ ] ABSTAIN

4.   To vote on such other business which may properly come before the meeting.

   Unless otherwise specified, the shares will be voted "FOR" the election of all ten nominees for director and "FOR" the other proposals set forth above. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                     (Please sign and date on reverse side)

                          (Continued from other side)

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF COMCAST CORPORATION.

                                         Date: _________________________, 1995

                                         _____________________________________
                                               Signature of Shareholder

                                         _____________________________________
                                                Signature of Shareholder

                                         NOTE: Please sign this Proxy exactly as
                                         name(s) appear(s) in address. When
                                         signing as attorney-in-fact, executor,
                                         administrator, trustee or guardian,
                                         please add your title as such, and if
                                         signer is a corporation, please sign
                                         with full corporate name by duly
                                         authorized officer or officers and
                                         affix the corporate seal. When stock is
                                         issued in the name of two or more
                                         persons, all such persons should sign.

    PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS OF COMCAST CORPORATION

   The undersigned, a holder of Class A Special Common Stock of COMCAST CORPORATION, hereby constitutes and appoints RALPH J. ROBERTS and STANLEY WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 21, 1995 at 9:00 a.m., at the offices of the Company, 1500 Market Street, 33rd Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of CLASS A SPECIAL COMMON STOCK which the undersigned would be entitled to vote if personally present, as follows:

1. To approve the amendment to the Company's Articles of Incorporation.
   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

   Unless otherwise specified, the shares will be voted "FOR" the proposal set forth above. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

(Please sign and date on reverse side)

                         (Continued from other side)

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF COMCAST CORPORATION.

                                         Date: _________________________, 1995

                                         _____________________________________
                                               Signature of Shareholder

                                         _____________________________________
                                                Signature of Shareholder

                                         NOTE: Please sign this Proxy exactly as
                                         name(s) appear(s) in address. When
                                         signing as attorney-in-fact, executor,
                                         administrator, trustee or guardian,
                                         please add your title as such, and if
                                         signer is a corporation, please sign
                                         with full corporate name by duly
                                         authorized officer or officers and
                                         affix the corporate seal. When stock is
                                         issued in the name of two or more
                                         persons, all such persons should sign.

    PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.